Exhibit 21.1
BALLY'S CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
120 Sports Holdings I, LLC	Delaware
120 Sports LLC	Delaware
Association of Volleyball Professionals, LLC	Delaware
AVA Entertainment Limited Partnership	California
Aztar Indiana Gaming Company, LLC	Indiana
BACA Limited	Isle of Man
Bally's (Newcastle) Limited	United Kingdom
Bally's Canada Inc.	Canada -Ontario
Bally's Chicago Holding Company, LLC	Delaware
Bally's Chicago Operating Company, LLC	Delaware
Bally's Chicago, Inc.	Delaware
Bally's Estonia OU	Estonia
Bally's Finance Corporation Limited	Malta
Bally's Foundation	United Kingdom
Bally's Foundation North America, Inc.	Delaware
Bally's Holding Limited	Jersey
Bally's Holdings UK Limited	Jersey
Bally's Interactive, LLC	Delaware
Bally's Interactive (Stadium) LLC	Delaware
Bally's Interactive Maryland, LLC	Delaware
Bally's Kansas City, LLC d/b/a Bally’s Kansas City Casino	Missouri
Bally's Management Group, LLC	Delaware
Bally's New York Holding Company, LLC	Delaware
Bally's New York Operating Company, LLC	Delaware
Bally's New York, Inc.	Delaware
Bally's Pennsylvania, LLC	Delaware
Bally's Premier Interactive ULC	Canada -BC
Bally's RI iCasino, LLC	Delaware
Bally's-Galaxy Acquisition Corp.	Delaware
Betworks (US) LLC	Nevada
Boa Sorte Ltda	Brazil
Chelms, LLC	Cayman Islands
Cryptologic Operations Limited	Malta
Degree 53 Limited	United Kingdom
Dover Downs, LLC	Delaware
Fantasy Draft Player Funds, LLC	Delaware
Fantasy Draft, LLC	Delaware
Fantasy Sports Shark, LLC d/b/a Monkey Knife Fight	Delaware
Fifty States Limited	Isle of Man
Games Spain Operations, S.A.U.	Ceuta
Gamesys Data Analytics Limited	United Kingdom
Gamesys Group (Holdings) Limited	Jersey
Gamesys Group Limited	United Kingdom

Subsidiary Name	State or Other Jurisdiction of Incorporation
Gamesys Jersey Limited	Jersey
Gamesys Limited	United Kingdom
Gamesys Network Limited	Malta
Gamesys Operations Limited	Gilbraltar
Gamesys Spain S.A.U.	Ceuta
Gamesys US LLC	Delaware
Gyps Fulvus Limited	Gilbraltar
Horses Mouth Limited d/b/a SportCaller	Dublin Ireland
Interstate Racing Association, LLC	Colorado
Intertain Financial Services AB	Sweden
Jet Media Limited	Gilbraltar
Joker Gaming, LLC d/b/a Live at the bike	California
JPJ Group Holdings Limited	Jersey
JPJ Group Jersey Finance Limited	Jersey
JPJ Holding II Limited	Jersey
JPJ Holding Jersey Limited	Jersey
JPJ Jersey Limited	Jersey
JPJ Maple II Limited	Malta
JPJ OPS Spain S.A.U.	Ceuta
Libita Group Ltd	Isle of Man
MB Development LLC	Nevada
Mice and Dice Limited	United Kingdom
Mile High USA, LLC	Delaware
Play Malta Plc	Malta
Premier Entertainment AC, LLC d/b/a Bally's Atlantic City Hotel and Casino	New Jersey
Premier Entertainment Biloxi LLC	Delaware
Premier Entertainment Black Hawk, LLC d/b/a Bally’s Black Hawk North Casino, Bally’s Black Hawk West Casino and Bally’s Black Hawk East Casino	Colorado
Premier Entertainment Finance Corp	Delaware
Premier Entertainment II, LLC	Delaware
Premier Entertainment III, LLC d/b/a Bally’s Dover Casino Resort	Delaware
Premier Entertainment Louisiana I, LLC d/b/a Bally’s Shreveport Casino & Hotel	Delaware
Premier Entertainment Parent, LLC	Delaware
Premier Entertainment Shreveport, LLC	Louisiana
Premier Entertainment Sub, LLC	Delaware
Premier Entertainment Tahoe, LLC d/b/a Bally’s Lake Tahoe Casino Resort	Nevada
Premier Entertainment Vicksburg, LLC d/b/a Bally’s Vicksburg Casino	Delaware
Racing Associates of Colorado, Ltd.	Colorado
Rhode Island VLT Company LLC	Delaware
Rock Island Foodservice, LLC	Illinois
Solid (IOM) Limited	Isle of Man
Solid Innovations Limited	Gilbraltar
Solid Services Limited	Isle of Man
Sportsoft Solutions Inc.	Canada
Stockwell Ltd	Isle of Man

Subsidiary Name	State or Other Jurisdiction of Incorporation
Telescope Digital Inc.	Delaware
Telescope EMEA, S.L.	Spain
Telescope UK, LTD	United Kingdom
The Intertain Group Limited	Canada
The Rock Island Boatworks, LLC d/b/a Bally’s Quad Cities Casino & Hotel	Illinois
The Shops at Tropicana Las Vegas, LLC	Nevada
TR Black Hawk Promotional Association I	Colorado
Tropicana Las Vegas Hotel and Casino, Inc.	Delaware
Tropicana Las Vegas Intermediate Holdings, Inc.	Delaware
Tropicana Las Vegas, Inc.	Nevada
Twin River-Tiverton, LLC d/b/a Bally’s Tiverton Casino & Hotel	Delaware
UTGR, LLC d/b/a Bally’s Twin River Lincoln Casino Resort	Delaware
WagerLogic Malta Holding Limited	Malta